Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Rob Cherry (281) 591-4560
Media	Ellen Bates (281) 445-6559

FMC Technologies to Present at the
Raymond James 29th Annual Institutional Investors Conference

HOUSTON, February 26, 2008 – FMC Technologies, Inc. (NYSE: FTI) announced today that Executive Vice President and Chief Financial Officer, William H. Schumann, III, will address attendees at the following event:

Analyst Conference:	Raymond James 29th Annual Institutional Investors Conference Hyatt Regency Grand Cypress

1 Grand Cypress Boulevard
Orlando, FL 32836

Tuesday, March 4, 2008 at 9:15 a.m. EST

Presentation: Live webcast and accompanying presentation slides can be accessed using the following URL: http://ir.fmctechnologies.com

FMC Technologies, Inc. (NYSE:FTI) is a leading global provider of technology solutions for the energy industry and other industrial markets. The Company designs, manufactures and services technologically sophisticated systems and products such as subsea production and processing systems, surface wellhead systems, high pressure fluid control equipment, measurement solutions, and marine loading systems for the oil and gas industry. The Company also produces food processing equipment for the food industry and specialized equipment to service the aviation industry. Twice named as the Most Admired Oil and Gas, Equipment Service Company by FORTUNE magazine, FMC Technologies employs approximately 13,000 people and operates 33 manufacturing facilities in 19 countries. For more information please visit www.fmctechnologies.com.

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